Exhibit 10.9

Prepared by, and after recording

return to:

Ashanté L. Smith, Esquire

Troutman Sanders LLP

P.O. Box 1122

Richmond, VA 23218

MULTIFAMILY DEED TO SECURE DEBT,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

(GEORGIA)

Fannie Mae Multifamily Security Instrument	Form 6025.GA
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Tenside

MULTIFAMILY DEED TO SECURE DEBT,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This MULTIFAMILY DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”) dated as of the 14th day of July, 2016, is executed by BR CARROLL TENSIDE, LLC, a limited liability company organized and existing under the laws of Delaware, as grantor (“Borrower”), to and for the benefit of WALKER & DUNLOP, LLC, a limited liability company organized and existing under the laws of Delaware, as grantee (“Lender”).

Borrower, in consideration of (i) the loan in the original principal amount of Fifty-Two Million One Hundred Fifty Thousand and 00/100 Dollars ($52,150,000.00) (the “Mortgage Loan”) evidenced by that certain Multifamily Note dated as of the date of this Security Instrument, executed by Borrower and made payable to the order of Lender maturing on August 1, 2023 (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), (ii) that certain Multifamily Loan and Security Agreement dated as of the date of this Security Instrument, executed by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and (iii) the security title created and transferred to Lender by this Security Instrument, and to secure to Lender the repayment of the Indebtedness (as defined in this Security Instrument), and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents (as defined in the Loan Agreement), excluding the Environmental Indemnity Agreement (as defined in this Security Instrument), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, irrevocably and unconditionally grants, warrants, conveys, bargains, sells, and assigns to and for the benefit of Lender, with power of sale and right of entry and possession, the Mortgaged Property (as defined in this Security Instrument), including the real property located in Fulton County, State of Georgia, and described in Exhibit A attached to this Security Instrument and incorporated herein by reference (the “Land”), to have and to hold such Mortgaged Property unto Lender and Lender’s successors and assigns, forever; Borrower hereby releasing, relinquishing and waiving, to the fullest extent allowed by law, all rights and benefits, if any, under and by virtue of the homestead exemption laws of the Property Jurisdiction (as defined in this Security Instrument), if applicable.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, warrant, convey, bargain, sell, and assign the Mortgaged Property, and that the Mortgaged Property is not encumbered by any Lien (as defined in this Security Instrument) other than Permitted Encumbrances (as defined in this Security Instrument). Borrower covenants that Borrower will warrant and defend the title to the Mortgaged Property against all claims and demands other than Permitted Encumbrances.

Borrower and (by its acceptance hereof) Lender covenants and agrees as follows:

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1.	Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement. All terms used and not specifically defined herein, but which are otherwise defined by the UCC, shall have the meanings assigned to them by the UCC. The following terms, when used in this Security Instrument, shall have the following meanings:

“Condemnation Action” means any action or proceeding, however characterized or named, relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect.

“Enforcement Costs” means all expenses and costs, including reasonable attorneys’ fees and expenses, fees and out-of-pocket expenses of expert witnesses and costs of investigation, incurred by Lender as a result of any Event of Default under the Loan Agreement or in connection with efforts to collect any amount due under the Loan Documents, or to enforce the provisions of the Loan Agreement or any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy or insolvency proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding or Foreclosure Event) or judicial or non-judicial foreclosure proceeding, to the extent permitted by law.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the date of this Security Instrument, executed by Borrower to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.

“Event of Default” has the meaning set forth in the Loan Agreement.

“Fixtures” means all Goods that are so attached or affixed to the Land or the Improvements as to constitute a fixture under the laws of the Property Jurisdiction.

“Goods” means all of Borrower’s present and hereafter acquired right, title and interest in all goods which are used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators, and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring, and conduits used in connection with radio, television, security, fire prevention, or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers, and other appliances; light fixtures, awnings, storm windows, and storm doors; pictures, screens, blinds, shades, curtains, and curtain rods; mirrors, cabinets, paneling, rugs, and floor and wall coverings; fences, trees, and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs, and social network pages; computer equipment (hardware and software); and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements.

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“Imposition Deposits” means deposits in an amount sufficient to accumulate with Lender the entire sum required to pay the Impositions when due.

“Impositions” means

(a)          any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property;

(b)          the premiums for fire and other casualty insurance, liability insurance, rent loss insurance and such other insurance as Lender may require under the Loan Agreement;

(c)          Taxes; and

(d)          amounts for other charges and expenses assessed against the Mortgaged Property which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests, all as reasonably determined from time to time by Lender.

“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements, facilities, and additions and other construction on the Land.

“Indebtedness” means the principal of, interest on, and all other amounts due at any time under the Note, the Loan Agreement, this Security Instrument or any other Loan Document (other than the Environmental Indemnity Agreement and Guaranty), including Prepayment Premiums, late charges, interest charged at the Default Rate, and accrued interest as provided in the Loan Agreement and this Security Instrument, advances, costs and expenses to perform the obligations of Borrower or to protect the Mortgaged Property or the security of this Security Instrument, all other monetary obligations of Borrower under the Loan Documents (other than the Environmental Indemnity Agreement), including amounts due as a result of any indemnification obligations, and any Enforcement Costs.

“Land” means the real property described in Exhibit A.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals thereof.

“Lien” means any claim or charge against property for payment of a debt or an amount owed for services rendered, including any mortgage, deed of trust, deed to secure debt, security interest, tax lien, any materialman’s or mechanic’s lien, or any lien of a Governmental Authority, including any lien in connection with the payment of utilities, or any other encumbrance.

“Mortgaged Property” means all of Borrower’s present and hereafter acquired right, title and interest, if any, in and to all of the following:

(a)          the Land;

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(b)          the Improvements;

(c)          the Personalty;

(d)          current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(e)          insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirements;

(f)          awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(g)         contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(h)         Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;

(i)          earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(j)          Imposition Deposits;

(k)          refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(l)          tenant security deposits;

(m)        names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;

(n)         Collateral Accounts and all Collateral Account Funds;

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(o)          products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; and

(p)          all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized.

“Permitted Encumbrance” means only the easements, restrictions and other matters listed in a schedule of exceptions to coverage in the Title Policy and Taxes for the current tax year that are not yet due and payable.

“Personalty” means all of Borrower’s present and hereafter acquired right, title and interest in all Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

“Prepayment Premium” has the meaning set forth in the Loan Agreement.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income from the Land or the Improvements, including subsidy payments received from any sources, including payments under any “Housing Assistance Payments Contract” or other rental subsidy agreement (if any), parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and tenant security deposits.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include any computer program that is included in the definition of Goods.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, may become a lien, on the Land or the Improvements or any taxes upon any Loan Document.

“Title Policy” has the meaning set forth in the Loan Agreement.

“UCC” means the Uniform Commercial Code in effect in the Property Jurisdiction, as amended from time to time.

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“UCC Collateral” means any or all of that portion of the Mortgaged Property in which a security interest may be granted under the UCC and in which Borrower has any present or hereafter acquired right, title or interest.

2.	Security Agreement; Fixture Filing.

(a)          To secure to Lender, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower hereby pledges, assigns, and grants to Lender a continuing security interest in the UCC Collateral. This Security Instrument constitutes a security agreement and a financing statement under the UCC. This Security Instrument also constitutes a financing statement pursuant to the terms of the UCC with respect to any part of the Mortgaged Property that is or may become a Fixture under applicable law, and will be recorded as a “fixture filing” in accordance with the UCC. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest without the signature of Borrower. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the UCC or otherwise provided at law or in equity, in addition to all remedies provided by this Security Instrument and in any Loan Document. Lender may exercise any or all of its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability or validity of Lender’s other remedies. For purposes of the UCC, the debtor is Borrower and the secured party is Lender. The name and address of the debtor and secured party are set forth after Borrower’s signature below which are the addresses from which information on the security interest may be obtained.

(b)          Borrower represents and warrants that: (1) Borrower maintains its chief executive office at the location set forth after Borrower’s signature below, and Borrower will notify Lender in writing of any change in its chief executive office within five (5) days of such change; (2) Borrower is the record owner of the Mortgaged Property; (3) Borrower’s state of incorporation, organization, or formation, if applicable, is as set forth on Page 1 of this Security Instrument; (4) Borrower’s exact legal name is as set forth on Page 1 of this Security Instrument; (5) Borrower’s organizational identification number, if applicable, is as set forth after Borrower’s signature below; (6) Borrower is the owner of the UCC Collateral subject to no liens, charges or encumbrances other than the lien hereof; (7) except as expressly provided in the Loan Agreement, the UCC Collateral will not be removed from the Mortgaged Property without the consent of Lender; and (8) no financing statement covering any of the UCC Collateral or any proceeds thereof is on file in any public office except pursuant hereto.

(c)          All property of every kind acquired by Borrower after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further deeds of trust, deeds to secure debt, security agreements, financing statements, assignments and assurances as Lender shall require for accomplishing the purposes of this Security Instrument and to comply with the rerecording requirements of the UCC.

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3.	Assignment of Leases and Rents; Appointment of Receiver; Lender in Possession.

(a)          As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Leases and Rents. It is the intention of Borrower to establish present, absolute and irrevocable transfers and assignments to Lender of all Leases and Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Borrower and Lender intend the assignments of Leases and Rents to be effective immediately and to constitute absolute present assignments, and not assignments for additional security only. Only for purposes of giving effect to these absolute assignments of Leases and Rents, and for no other purpose, the Leases and Rents shall not be deemed to be a part of the Mortgaged Property. However, if these present, absolute and unconditional assignments of Leases and Rents are not enforceable by their terms under the laws of the Property Jurisdiction, then each of the Leases and Rents shall be included as part of the Mortgaged Property, and it is the intention of Borrower, in such circumstance, that this Security Instrument create and perfect a lien on each of the Leases and Rents in favor of Lender, which liens shall be effective as of the date of this Security Instrument.

(b)          Until an Event of Default has occurred and is continuing, but subject to the limitations set forth in the Loan Documents, Borrower shall have a revocable license to exercise all rights, power and authority granted to Borrower under the Leases (including the right, power and authority to modify the terms of any Lease, extend or terminate any Lease, or enter into new Leases, subject to the limitations set forth in the Loan Documents), and to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender, and to apply all Rents to pay the Monthly Debt Service Payments and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities and Impositions (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing (and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing), the Rents remaining after application pursuant to the preceding sentence may be retained and distributed by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Security Instrument.

(c)          If an Event of Default has occurred and is continuing, without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, the revocable license granted to Borrower pursuant to Section 3(b) shall automatically terminate, and Lender shall immediately have all rights, powers and authority granted to Borrower under any Lease (including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease) and, without notice, Lender shall be entitled to all Rents as they become due and payable, including Rents then due and unpaid. During the continuance of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender, and Borrower shall, upon Borrower’s receipt of any Rents from any sources, pay the total amount of such receipts to Lender. Although the foregoing rights of Lender are self-effecting, at any time during the continuance of an Event of Default, Lender may make demand for all Rents, and Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts that are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.

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(d)          If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower, and even in the absence of waste, enter upon, take and maintain full control of the Mortgaged Property, and may exclude Borrower and its agents and employees therefrom, in order to perform all acts that Lender, in its discretion, determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents (including through use of a lockbox, at Lender’s election), the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing this assignment of Rents, protecting the Mortgaged Property or the security of this Security Instrument and the Mortgage Loan, or for such other purposes as Lender in its discretion may deem necessary or desirable.

(e)          Notwithstanding any other right provided Lender under this Security Instrument or any other Loan Document, if an Event of Default has occurred and is continuing, and regardless of the adequacy of Lender’s security or Borrower’s solvency, and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in Section 3. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte, if permitted by applicable law. Borrower consents to shortened time consideration of a motion to appoint a receiver. Lender or the receiver, as applicable, shall be entitled to receive a reasonable fee for managing the Mortgaged Property and such fee shall become an additional part of the Indebtedness. Immediately upon appointment of a receiver or Lender’s entry upon and taking possession and control of the Mortgaged Property, possession of the Mortgaged Property and all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property, and all security deposits and prepaid Rents, shall be surrendered to Lender or the receiver, as applicable.  If Lender or receiver takes possession and control of the Mortgaged Property, Lender or receiver may exclude Borrower and its representatives from the Mortgaged Property.

(f)          The acceptance by Lender of the assignments of the Leases and Rents pursuant to this Section 3 shall not at any time or in any event obligate Lender to take any action under any Loan Document or to expend any money or to incur any expense. Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person in, on or about the Mortgaged Property. Prior to Lender’s actual entry upon and taking possession and control of the Land and Improvements, Lender shall not be:

(1)         obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease);

(2)         obligated to appear in or defend any action or proceeding relating to any Lease or the Mortgaged Property; or

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(3)         responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.

The execution of this Security Instrument shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking possession and control by Lender of the Land and Improvements.

(g)          Lender shall be liable to account only to Borrower and only for Rents actually received by Lender. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property by reason of any act or omission of Lender under this Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law, provided that Lender shall not be released from liability that occurs as a result of Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final, non-appealable court order. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall be added to, and become a part of, the principal balance of the Indebtedness, be immediately due and payable, and bear interest at the Default Rate from the date of disbursement until fully paid. Any entering upon and taking control of the Mortgaged Property by Lender or the receiver, and any application of Rents as provided in this Security Instrument, shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Security Instrument or any Loan Document.

4.	Protection of Lender’s Security.

If Borrower fails to perform any of its obligations under this Security Instrument or any other Loan Document, or any action or proceeding is commenced that purports to affect the Mortgaged Property, Lender’s security, rights or interests under this Security Instrument or any Loan Document (including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Environmental Laws, fraudulent conveyance or reorganizations or proceedings involving a debtor or decedent), Lender may, at its option, make such appearances, disburse or pay such sums and take such actions, whether before or after an Event of Default or whether directly or to any receiver for the Mortgaged Property, as Lender reasonably deems necessary to perform such obligations of Borrower and to protect the Mortgaged Property or Lender’s security, rights or interests in the Mortgaged Property or the Mortgage Loan, including:

(a)          paying fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants;

(b)          entering upon the Mortgaged Property to make repairs or secure the Mortgaged Property;

(c)          obtaining (or force-placing) the insurance required by the Loan Documents; and

(d)          paying any amounts required under any of the Loan Documents that Borrower has failed to pay.

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Any amounts so disbursed or paid by Lender shall be added to, and become part of, the principal balance of the Indebtedness, be immediately due and payable and bear interest at the Default Rate from the date of disbursement until fully paid. The provisions of this Section 4 shall not be deemed to obligate or require Lender to incur any expense or take any action.

5.	Default; Acceleration; Remedies.

(a)          If an Event of Default has occurred and is continuing, Lender, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (1) to enforce payment of the Mortgage Loan; (2) to foreclose this Security Instrument judicially or non-judicially by the power of sale granted herein; (3) to enforce or exercise any right under any Loan Document; and (4) to pursue any one (1)or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by applicable law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Borrower has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Borrower to acceleration and sale.

(b)          Borrower acknowledges that the power of sale granted in this Security Instrument may be exercised or directed by Lender without prior judicial hearing and hereby appoints Lender as Borrower’s agent and attorney-in-fact to exercise such power of sale in the name and on behalf of Borrower. In the event Lender invokes the power of sale:

(1)         Borrower hereby authorizes and empowers Lender to take possession of the Mortgaged Property, or any part thereof, and hereby grants to Lender a power of sale and authorizes and empowers Lender to sell (or, in the case of the default of any purchaser, to resell) the Mortgaged Property or any part thereof, in compliance with applicable law, including compliance with any and all notice and timing requirements for such sale;

(2)         Lender may sell and dispose of the Mortgaged Property at public auction, at the usual place for conducting sales at the courthouse in the county where all or any part of the Mortgaged Property is located, to the highest bidder for cash, first advertising the time, terms and place of such sale by publishing a notice of sale once a week for four (4) consecutive weeks (without regard to the actual number of days) in a newspaper in which serves as the official publication of legal notices and advertisements in such county, all other notice being waived by Borrower; and Lender may thereupon execute and deliver to the purchaser a sufficient instrument of conveyance of the Mortgaged Property, which may contain recitals as to the happening of the Event of Default upon which the execution of the power of sale granted by this Section 5 depends. The recitals in the instrument of conveyance shall be presumptive evidence that Lender duly complied with all preliminary acts prerequisite to the sale and instrument of conveyance. Borrower constitutes and appoints Lender as Borrower’s agent and attorney-in-fact to make such recitals, sale and conveyance;

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(3)         the power and agency granted in this Section 5 are coupled with an interest, are irrevocable by death or otherwise, and are in addition to the remedies for collection of the Indebtedness as provided by law. Borrower ratifies all of Lender’s acts, as such attorney-in-fact, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtsey, and all other exemptions of Borrower, or its successors in interest, in and to the Mortgaged Property; and

(4)         the Mortgaged Property may be sold in one (1) parcel and as an entirety, or in such parcels, manner or order as Lender, in its discretion, may elect, and one (1) or more exercises of the powers granted in this Section 5 shall not extinguish or exhaust the power unless the entire Mortgaged Property is sold or the Indebtedness is paid in full, and Lender shall collect the proceeds of such sale, applying such proceeds as provided in this Section 5. In the event of a deficiency, Borrower shall immediately on demand from Lender pay such deficiency to Lender, subject to the provisions of the Note limiting Borrower’s personal liability for payment of the Indebtedness. Borrower waives all rights, claims, and defenses with respect to Lender’s ability to obtain a deficiency judgment. Borrower acknowledges that Lender may bid for and purchase the Mortgaged Property at any foreclosure sale and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

(c)          If the Mortgaged Property is sold pursuant to this Section 5, Borrower, or any person holding possession of the Mortgaged Property through Borrower, shall surrender possession of the Mortgaged Property to the purchaser at such sale on demand. If possession is not surrendered on demand, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with Georgia law.

(d)          Borrower covenants and agrees that Lender shall apply the proceeds of any sale in the following order:

(1)         to all reasonable costs and expenses of the sale, including reasonable attorneys’ fees and costs associated with title evidence and the reasonable cost of such other professionals who provided services in connection with the sale or establishing a deficiency, if any;

(2)         to the Indebtedness in such order as Lender, in Lender’s discretion, directs; and

(3)         the excess, if any, to the person or persons legally entitled to the excess.

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(e)          In connection with the exercise of Lender’s rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (1) all expenditures and expenses authorized by applicable law and all other expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (2) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Lender incurred in preparation for, contemplation of or in connection with the exercise of Lender’s rights and remedies under the Loan Documents; and (3) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Lender’s rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Lender may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Lender’s rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section 5 and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Lender in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any Foreclosure Event, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Borrower, with interest thereon at the Default Rate until paid.

(f)          Any action taken by Lender pursuant to the provisions of this Section 5 shall comply with the laws of the Property Jurisdiction. Such applicable laws shall take precedence over the provisions of this Section 5, but shall not invalidate or render unenforceable any other provision of any Loan Document that can be construed in a manner consistent with any applicable law. If any provision of this Security Instrument shall grant to Lender (including Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon, during the continuance of or following an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any applicable law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such applicable law to the full extent permitted by law.

6.	Waiver of Statute of Limitations and Marshaling.

Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument and/or any other Loan Document or by applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower, for itself and all who may claim by, through, or under it, and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels (at the same time or different times) in connection with the exercise of any of the remedies provided in this Security Instrument or any other Loan Document, or afforded by applicable law.

7.	Waiver of Redemption; Rights of Tenants.

(a)          Subject, in any event, to Section 11(c) hereof, Borrower hereby covenants and agrees that it will not at any time apply for, insist upon, plead, avail itself, or in any manner claim or take any advantage of, any appraisement, stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter enacted or in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument. Without limiting the foregoing:

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(1)         Borrower for itself and all Persons who may claim by, through, or under Borrower, hereby expressly waives any so-called “Moratorium Law” and any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Security Instrument, it being the intent hereof that any and all such “Moratorium Laws,” and all rights of reinstatement and redemption of Borrower and of all other Persons claiming by, through, or under Borrower are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law;

(2)         Borrower shall not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(3)         if Borrower is a trust, Borrower represents that the provisions of this Section 7 (including the waiver of reinstatement and redemption rights) were made at the express direction of Borrower’s beneficiaries and the persons having the power of direction over Borrower, and are made on behalf of the trust estate of Borrower and all beneficiaries of Borrower, as well as all other persons mentioned above.

(b)          Lender shall have the right to foreclose subject to the rights of any tenant or tenants of the Mortgaged Property having an interest in the Mortgaged Property prior to that of Lender. The failure to join any such tenant or tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding.

8.	Notice.

(a)          All notices under this Security Instrument shall be:

(1)         in writing, and shall be (A) delivered, in person, (B) mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or (C) sent by overnight express courier;

(2)         addressed to the intended recipient at its respective address set forth at the end of this Security Instrument; and

(3)         deemed given on the earlier to occur of:

(A)         the date when the notice is received by the addressee; or

(B)         if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

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(b)          Any party to this Security Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 8.

(c)          Any required notice under this Security Instrument which does not specify how notices are to be given shall be given in accordance with this Section 8.

9.	Mortgagee-in-Possession.

Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred in this Security Instrument shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

10.	Release and Reconveyance.

Upon payment in full of the Indebtedness, Lender shall cause the release of this Security Instrument and the reconveyance of the Mortgaged Property to Borrower, and Borrower shall pay Lender’s costs incurred in connection with such release and reconveyance.

11.	Georgia State Specific Provisions.

(a)          To the fullest extent permitted by law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any present or future law providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Borrower, for Borrower, Borrower’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the fullest extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement (including all rights under O.C.G.A. Section 44-14--85), notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of assets of Borrower, including the Mortgaged Property.

(b)          This Security Instrument secures future advances.

(c)          This conveyance is intended to and shall constitute and be construed as (1) a deed passing Borrower’s leasehold interest in the Mortgaged Property to Lender, and is made under those provisions of the existing laws of the State of Georgia (O.C.G.A. Section 44-14-60 et seq.) relating to conveyances and deeds to secure debt (a/k/a “security deed”), and not a mortgage, and is given to secure the payment and performance of the Indebtedness, and (2) a security agreement pursuant to the provisions of the Uniform Commercial Code of Georgia, Title 11 of the Official Code of Georgia. Moreover, use of the terms “Mortgaged Property” or “Mortgage Loan,” whether in this Security Instrument or in any other Loan Document, shall not be construed to mean that this Security Instrument is a mortgage.

(d)          Lender’s acceptance, if any, of an assumption of the obligations of this Security Instrument and the Note, and the release of Borrower pursuant to the Loan Agreement, shall not constitute a novation and shall not affect the priority of the lien created by this Security Instrument.

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(e)          The interest of Lender under this Security Instrument and the liability and obligation of Borrower for the Indebtedness arise from a “commercial transaction” within the meaning of O.C.G.A. Section 44-14-260(1). Accordingly, pursuant to O.C.G.A. Section 44-14-263, Borrower waives any and all rights which Borrower may have to notice (other than as may be expressly provided for herein) prior to seizure by Lender of any interest in personal property of Borrower which constitutes part of the Mortgaged Property, whether such seizure is by writ of possession or otherwise.

(f)          In all events where Borrower may be obligated to pay all reasonable costs, expenses and attorneys’ fees incurred by Lender in connection with the Loan Documents, “reasonable attorneys’ fees” or words of similar import shall in all events mean reasonable attorneys’ fees, actually incurred, without the application of the statutory presumption established by the O.C.G.A. Section 13-1-11.

(g)          Pursuant to O.C.G.A. Section 44-14-80, the parties to this Security Instrument intend to establish and do hereby establish a perpetual or indefinite security interest in the Mortgaged Property.

(h)          Wherever the word “lien” is used with respect to the encumbrance effected by this Security Instrument, such as in the phrase “the lien of this Security Instrument,” or words of similar import, such word shall mean and be a reference to the “lien and security title” of this Security Instrument.

12.	Governing Law; Consent to Jurisdiction and Venue.

This Security Instrument shall be governed by the laws of the Property Jurisdiction without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. Borrower agrees that any controversy arising under or in relation to this Security Instrument shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies that arise under or in relation to any security for the Indebtedness. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

13.	Miscellaneous Provisions.

(a)          This Security Instrument shall bind, and the rights granted by this Security Instrument shall benefit, the successors and assigns of Lender. This Security Instrument shall bind, and the obligations granted by this Security Instrument shall inure to, any permitted successors and assigns of Borrower under the Loan Agreement. If more than one (1) person or entity signs this Security Instrument as Borrower, the obligations of such persons and entities shall be joint and several. The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Lender and Borrower. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.

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(b)          The invalidity or unenforceability of any provision of this Security Instrument or any other Loan Document shall not affect the validity or enforceability of any other provision of this Security Instrument or of any other Loan Document, all of which shall remain in full force and effect. This Security Instrument contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Security Instrument. This Security Instrument may not be amended or modified except by written agreement signed by the parties hereto.

(c)          The following rules of construction shall apply to this Security Instrument:

(1)         The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument.

(2)         Any reference in this Security Instrument to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Security Instrument or to a Section or Article of this Security Instrument.

(3)         Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(4)         Use of the singular in this Security Instrument includes the plural and use of the plural includes the singular.

(5)         As used in this Security Instrument, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

(6)         Whenever Borrower’s knowledge is implicated in this Security Instrument or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Security Instrument, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.

(7)         Unless otherwise provided in this Security Instrument, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(8)         All references in this Security Instrument to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(9)         “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

14.	Time is of the Essence.

Borrower agrees that, with respect to each and every obligation and covenant contained in this Security Instrument and the other Loan Documents, time is of the essence.

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15.	WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH OF BORROWER AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBITS. The following Exhibits are attached to this Security Instrument and incorporated fully herein by reference:

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Security Instrument
(Ground Lease Provisions)

IN WITNESS WHEREOF, Borrower has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides, Borrower intends that this Security Instrument shall be deemed to be signed and delivered as a sealed instrument.

[Remainder of Page Intentionally Blank]

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BORROWER:

BR CARROLL TENSIDE, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy	(SEAL)
Jordan Ruddy
Authorized Signatory

Signed, sealed and delivered in the presence of:

/s/ Molly Brown

Print Name: Molly Brown, Unofficial Witness

/s/ Lisa Hedden
Notary Public, Lisa Hedden
County, New York
[SEAL]

Date: June 24, 2016

My commission expires: June 24, 2017

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The name, chief executive office and organizational identification number of Borrower (as Debtor under any applicable Uniform Commercial Code) are:

▪	Debtor Name/Record Owner: BR Carroll Tenside, LLC
▪	Debtor Chief Executive Office Address:

c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019

▪	Debtor Organizational ID Number: 6058627

The name and chief executive office of Lender (as Secured Party) are:

▪	Secured Party Name: Walker & Dunlop, LLC
▪	Secured Party Chief Executive Office Address:

7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

Record Fee Owner of Real Estate: The Atlanta Development Authority

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EXHIBIT A

DESCRIPTION OF THE LAND

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot(s) 149 & 150 of the 17TH District, Fulton County, Georgia and being more particularly described as follows:

Beginning at a pk nail set at the southwest end of the mitered intersection of the westerly right-of-way line of Northside Drive (90' R/W) and the northerly right-of-way line of Tenth Street (60' R/W) said point being the POINT OF BEGINNING; thence along the northerly right-of-way line of Tenth Street (60' R/W the following courses and distances: North 89 degrees 35 minutes 01 seconds West a distance of 27.90 feet to a point; thence, North 89 degrees 34 minutes 09 seconds West a distance of 243.08 feet to a point; thence North 89 degrees 31 minutes 07 seconds West a distance of 149.89 feet to a pk nail set at the intersection of said right-of-way line and the easterly right-of-way line of Watkins street (R/W Varies); thence along the easterly right-of-way line of Watkins Street (R/W Varies) North 02 degrees 59 minutes 27 seconds East a distance of 245.14 feet to a pk nail set at the intersection of said right-of-way line and the southerly right-of-way line of Edgehill Avenue (40' R/W); thence along the southerly right-of-way line of Edgehill Avenue (40' R/W) South 84 degrees 28 minutes 25 seconds East a distance of 149.84 feet to a point; thence leaving said right-of-way line North 00 degrees 03 minutes 05 seconds West a distance of 40.33 feet to a point; thence North 00 degrees 05 minutes 47 seconds East, a distance of 107.91 feet to a pk nail set; thence South 89 degrees 42 minutes 31 seconds East a distance of 39.73 feet to a pk nail set; thence North 00 degrees 22 minutes 13 seconds East a distance of 100.06 feet to a pk nail set on the southerly right-of-way line of Eleventh Street (40' R/W); thence along said right-of-way line the following courses and distances: North 89 degrees 56 minutes 42 seconds East a distance of 142.12 feet to a point; thence South 89 degrees 58 minutes 43 seconds East a distance of 105.45 feet to a pk nail set of the intersection of said right-of-way line and the westerly right-of-way line of Northside Drive (90' R/W); thence along the westerly right-of-way line of Northside Drive (90' R/W) the following courses and distances: South 00 degrees 19 minutes 26 seconds West a distance of 147.18 feet to a point; thence South 00 degrees 26 minutes 51 seconds West a distance of 69.53 feet to a point; thence South 00 degrees 32 minutes 10 seconds West a distance of 242.59 feet to a pk nail set; thence South 48 degrees 31 minutes 09 seconds West a distance of 34.07 feet to a pk nail set and the TRUE POINT OF BEGINNING.

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EXHIBIT B

MODIFICATIONS TO SECURITY INSTRUMENT

(Ground Lease Provisions)

The foregoing Security Instrument is hereby modified as follows:

1.          Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Security Instrument.

2.          Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Bonds” means The Atlanta Development Authority Taxable Lease Purchase Revenue Bonds (Tivoli Tenside Project) Series 2009 issued in the amount of $70,000,000 pursuant to the Indenture of Trust between Atlanta Development Authority, as issuer, and The Bank of New York Mellon Trust Co., Inc., as trustee, dated December 1, 2009.

“Fee Estate” means the fee estate of Ground Lessor under the Ground Lease.

“Ground Lease” means the lease described in Schedule A attached hereto pursuant to which Borrower, as lessee, leases the Land and Improvements from the Ground Lessor, as such lease may from time to time be amended, modified, supplemented, renewed and extended.

“Ground Lessee Default” means (a) a default by Borrower in making any payment of rent, additional rent or other sum of money payable by Borrower to Ground Lessor under the Ground Lease on the date such payment is due and payable, or (b) a default by Borrower in performing or observing any of the terms, covenants or conditions of the Ground Lease (other than the payments referred to in clause (a)) required to be performed or observed by Borrower.

“Ground Lessor” means the lessor from time to time under the Ground Lease.

“Ground Lessor Bankruptcy Event” means any one or more of the following:

(a)          the commencement of a voluntary case under one or more of the Insolvency Laws by Ground Lessor;

(b)          the acknowledgment in writing by Ground Lessor that it is unable to pay its debts generally as they mature;

(c)          the making of a general assignment for the benefit of creditors by Ground Lessor;

(d)          the filing of an involuntary case under one or more Insolvency Laws against Ground Lessor; or

(e)          the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over Ground Lessor or any substantial part of the assets of Ground Lessor;

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provided, however, that any proceeding or case under (d) or (e) above shall not be a Ground Lessor Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of (1) Ground Lessor, (2) any Person Controlling Ground Lessor or (3) any Person Controlled by or under common Control with Ground Lessor (in which event such case or proceeding shall be a Ground Lessor Bankruptcy Event immediately).

“Ground Lessor Default” means a default by Ground Lessor in performing or observing any of the terms, covenants or conditions of the Ground Lease required to be performed or observed by Ground Lessor.

“Ground Rent” means the base or minimum rent payable in fixed monthly or other periodic installments under the Ground Lease.

“Leasehold Estate” means Borrower’s interest in the Land and Improvements pursuant to the Ground Lease, including (a) all rights of Borrower to renew or extend the term of the Ground Lease, (b) all amounts deposited by Borrower with Ground Lessor under the Ground Lease, (c) Borrower’s right or privilege to terminate, cancel, surrender, modify or amend the Ground Lease, and (d) all other options, privileges and rights granted and demised to Borrower under the Ground Lease and all appurtenances with respect to the Ground Lease.

“Lender’s Assumption Notice” means a notice from Lender to Borrower in which (a) Lender demands that Borrower assume the Ground Lease and assign the Ground Lease to Lender, or its designee, in accordance with the applicable Insolvency Laws, and (b) Lender agrees to cure or provide adequate assurance of prompt cure of all Ground Lessee Defaults reasonably susceptible of being cured by Lender and of future performance under the Ground Lease.

3.          The definition of “Mortgaged Property” set forth in Section 1 of the Security Instrument (Defined Terms) is hereby deleted and restated in their entirety to read as follows:

“Mortgaged Property” means all of Borrower’s present and hereafter acquired right, title and interest, if any, in and to all of the following:

(a)          the Leasehold Estate;

(b)          the Personalty;

(c)          current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(d)          insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirements;

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(e)          awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(f)          contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(g)          Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;

(h)          earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(i)          Imposition Deposits;

(j)          refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(k)          tenant security deposits;

(l)          names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names and goodwill relating to any of the Mortgaged Property;

(m)          Collateral Accounts and all Collateral Account Funds;

(n)          products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; and

(o)          all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized.

4.          The following section is hereby added to the Security Instrument as Section 16 (Ground Lease Provisions):

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16.         Ground Lease Provisions.

(a)          Representations and Warranties Regarding Ground Lease.

Borrower warrants and represents to Lender that, as of the Effective Date:

(1)         the Ground Lease is in full force and effect in accordance with its terms, unmodified by any writing or otherwise, except as previously disclosed to Lender in writing;

(2)         Borrower has not waived, canceled or surrendered any of its rights under the Ground Lease;

(3)         Borrower is the sole owner of, and has good and marketable title to, the Leasehold Estate;

(4)         Borrower enjoys the quiet and peaceful possession of the Leasehold Estate, and there are, as of the date hereof, no defenses to Borrower’s enforcement of its rights under the Ground Lease;

(5)         the Leasehold Estate is free and clear of all liens, encumbrances and other matters affecting title, other than the lien of the Security Instrument and the easements and restrictions listed in a schedule of exceptions to coverage in the title insurance policy issued to Lender contemporaneously with the execution and recordation of the Security Instrument and insuring Lender’s interest in the Mortgaged Property, including the Leasehold Estate;

(6)         there is no existing Ground Lessee Default and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a Ground Lessee Default; and

(7)         to the best of Borrower’s knowledge, there is no existing Ground Lessor Default and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a Ground Lessor Default.

(b)          Affirmative Covenants Regarding Ground Lease.

Borrower shall:

(1)         pay the Ground Rent and all other sums of money due and payable at any time and from time to time under the Ground Lease as and when such sums become due and payable, but in any event before the expiration of any grace period provided in the Ground Lease for the payment of any such sum, and

(2)         at all times promptly and fully perform, observe and comply with all other terms, covenants and conditions of the Ground Lease to be performed, observed or complied with by Borrower as lessee under the Ground Lease, at the times for performance set forth therein, with allowance for grace periods, if any, and will enforce the obligations of Ground Lessor under the Ground Lease to the end that Borrower may enjoy all of the material rights granted it under the Ground Lease.

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If the Ground Lease does not provide for a grace period for the payment of a sum of money, Borrower shall make the payment on or before the date on which the payment becomes due and payable. Borrower shall deliver evidence of the payment to Lender within ten (10) days after receipt of a written request from Lender for evidence of the payment.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, so long as Borrower is the holder of the Bonds, Lender acknowledges and agrees that Ground Rent will be paid and administered in accordance with the “Home Office Payment Agreement” under the Ground Lease, and Borrower shall not be obligated to make any monthly deposits with Lender to cover required Ground Rent payments pursuant hereto. Borrower will not transfer its interest in the Bonds without Lender’s prior written consent.

(c)          Negative Covenants Regarding Ground Lease.

Borrower shall not, without the written consent of Lender (which may be given or withheld by Lender in its sole and absolute discretion):

(1)         surrender the Leasehold Estate to Ground Lessor or terminate or cancel the Ground Lease;

(2)         amend, modify or change the Ground Lease, either orally or in writing, or waive any of Borrower’s rights under the Ground Lease;

(3)         subordinate the Ground Lease or the Leasehold Estate to any mortgage, deed of trust or other lien on the Fee Estate;

(4)         except as otherwise provided in Section 16(d) (Ground Lease Provisions – Ground Lessee’s Bankruptcy Event) of this Security Instrument, reject or assume the Ground Lease or assign the Leasehold Estate pursuant to any Insolvency Laws. Borrower absolutely and unconditionally transfers and assigns to Lender all of Borrower’s rights to surrender, terminate, cancel, modify and change the Ground Lease, and any such surrender, termination, cancellation, modification or change made without the prior written consent of Lender shall be void and have no legal effect; or

(5)         acquire the Fee Estate.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, on or after the later of January 1, 2021 or the termination of the tax benefits that the Mortgaged Property receives in connection with Ground Lease, and provided that Borrower complies with subsection (h) below, Lender shall not unreasonably withhold, condition or delay its approval of Borrower’s (1) termination or cancellation of the Ground Lease or (2) acquisition of the Fee Estate.

(d)          Ground Lessee’s Bankruptcy Event.

(1)         Borrower assigns to Lender, as additional security for the Indebtedness, Borrower’s right to reject the Ground Lease under the Insolvency Laws after the occurrence of a Bankruptcy Event, subject to Section 16(d)(2) (Ground Lease Provisions – Ground Lessee’s Bankruptcy Event) of this Security Instrument.

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(2)         If, after the occurrence of a Bankruptcy Event, Borrower decides to reject the Ground Lease, Borrower shall give Lender written notice, at least ten (10) Business Days in advance, of the date on which Borrower intends to apply to any bankruptcy court for authority and permission to reject the Ground Lease. Lender shall have the right, but not the obligation, within ten (10) days after receipt of Borrower’s notice, to deliver a Lender’s Assumption Notice. If Lender timely delivers Lender’s Assumption Notice to Borrower, Borrower shall not reject the Ground Lease and shall, within fifteen (15) days after receipt of Lender’s notice, comply with the demand contained in Lender’s Assumption Notice. If Lender does not timely deliver Lender’s Assumption Notice to Borrower, Borrower shall have the right to reject the Ground Lease.

(e)          Ground Lessor’s Bankruptcy Event.

(1)         If, after the occurrence of a Ground Lessor Bankruptcy Event, Ground Lessor rejects the Ground Lease pursuant to the Insolvency Laws, (A) Borrower, immediately after obtaining notice of the rejection, shall deliver a copy of the notice to Lender, (B) Borrower shall not, without Lender’s prior written consent (which may be given or withheld in Lender’s discretion), elect to treat the Ground Lease as terminated pursuant to the applicable Insolvency Laws, and (C) this Security Instrument and the lien created by this Security Instrument shall extend to and encumber Borrower’s retained rights under the Ground Lease that are appurtenant to the Leasehold Estate for the balance of the term of the Ground Lease and for any renewal or extension of those rights under the Ground Lease. Borrower transfers and assigns to Lender, as additional security for the Indebtedness, Borrower’s rights, after Ground Lessor’s rejection of the Ground Lease, to treat the Ground Lease as terminated, and any termination of the Ground Lease made by Borrower without Lender’s prior written consent shall be void and have no legal effect.

(2)         Borrower transfers and assigns to Lender, as additional security for the Indebtedness, all of Borrower’s rights to damages caused by Ground Lessor’s rejection of the Ground Lease after the occurrence of a Ground Lessor Bankruptcy Event and all of Borrower’s rights to offset such damages against rent payable under the Ground Lease. As long as no Event of Default has occurred and is continuing, Lender agrees that it will not enforce its rights under the preceding sentence, but will permit Borrower to exercise such rights with Lender’s prior written consent. Any amounts received by Lender as damages arising out of Ground Lessor’s rejection of the Ground Lease shall be applied in the manner set forth in Section 2.02(f) of the Loan Agreement (Application of Payments).

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(f)          Lender’s Right to Cure Ground Lessee Defaults.

At any time after Lender receives notice of a Ground Lessee Default, (1) Lender may (but shall not be obligated to do so), make any payment, perform any obligation, and take any other action Borrower would have the right to pay, perform or take under the Ground Lease which Lender deems necessary or desirable to cure the Ground Lessee Default, and (2) Lender and its authorized agents shall have the right at any time or from time to time to enter the Mortgaged Property, or any part thereof, including the Leasehold Estate, to such extent and as often as Lender, in its discretion, deems necessary or desirable in order to cure the Ground Lessee Default, subject to the rights of the tenants and occupants of the Mortgaged Property. Lender may exercise its rights hereunder immediately after receipt of notice of a Ground Lessee Default and without regard to any grace period provided to Borrower in the Ground Lease to cure the Ground Lessee Default. For purposes of exercising its rights hereunder, Lender shall be fully protected for any action taken or omitted to be taken by Lender, in good faith, in reliance on any written notice from Ground Lessor stating that a Ground Lessee Default has occurred and is continuing even though Borrower may question or deny the existence or nature of the Ground Lessee Default. All expenditures made by Lender hereunder to cure a Ground Lessee Default shall become an additional part of the Indebtedness.

(g)          Option To Renew Or Extend Ground Lease.

Borrower shall give Lender written notice of Borrower’s intention to exercise each option to renew or extend the term of the Ground Lease at least ninety (90) days, but not more than one hundred fifty (150) days, before the last day on which the option may be timely exercised. If Borrower intends to renew or extend the term of the Ground Lease, it shall deliver to Lender, together with the notice of such decision, a copy of the notice of renewal or extension it delivers to Ground Lessor. If Borrower does not intend to renew or extend the term of the Ground Lease or, if Borrower fails to deliver its written notice of exercise of its option to renew or extend the term of the Ground Lease at least ninety (90) days before the last day on which the option may be timely exercised, Lender shall have the right, but shall not be obligated, to renew or extend the term of the Ground Lease for and on behalf of Borrower.

(h)          No Merger of Estates.

If Borrower acquires the Fee Estate, (1) there shall be no merger between the Fee Estate and the Leasehold Estate unless all persons, including Lender, having an interest in the Ground Lease consent in writing to the merger, and (2) simultaneously with Borrower’s acquisition of the Fee Estate, the lien of this Security Instrument shall automatically, without the necessity of any further conveyance, be spread to cover the Fee Estate and as so spread shall be prior to the lien of any mortgage, deed of trust or other lien placed on the Fee Estate after the date of this Security Instrument. Promptly after Borrower’s acquisition of the Fee Estate, Borrower, at its sole cost and expense, including payment of Lender’s attorneys’ fees and out-of-pocket disbursements, shall execute and deliver all documents and instruments necessary to subject the Fee Estate to the lien of this Security Instrument, and shall provide to Lender a title insurance policy insuring the lien of this Security Instrument as a first lien on the Fee Estate and the Leasehold Estate. If Lender acquires the Fee Estate and the Leasehold Estate (whether pursuant to the provisions of the Ground Lease, by foreclosure of this Security Instrument, or otherwise), the Fee Estate and the Leasehold Estate shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until Lender shall elect to merge the Fee Estate and the Leasehold Estate.

(i)          New Lease.

If (1) the Ground Lease is canceled or terminated for any reason before the natural expiration of its term, and (2) Lender (or its designee) obtains from Ground Lessor a new lease in accordance with the term of the Ground Lease, Borrower shall have no right, title or interest in and to the new lease or the leasehold estate created by the new lease.

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(j)          Notices Under Ground Lease.

Borrower shall deliver to Lender, within (1) ten (10) days after Borrower’s receipt, a true and correct copy of each notice, demand, complaint or request from Ground Lessor under, or with respect to, the Ground Lease; and (2) within ten (10) days after Borrower’s receipt of request from Lender, such other information and evidence as Lender may reasonably request concerning Borrower’s due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease.

(k)          Appointment of Lender as Borrower’s Attorney-In-Fact.

Borrower makes, constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s name, place and stead, with full power of substitution, to take all actions and to sign all documents and instruments which Lender, in its discretion, considers to be necessary or desirable to (1) prevent or cure a Ground Lessee Default pursuant to Section 16(f) (Ground Lease Provisions – Lender’s Right To Cure Ground Lessee Defaults) of this Security Instrument, (2) perform or carry out any of Borrower’s covenants under Section 16(d) (Ground Lease Provisions – Ground Lessee’s Bankruptcy Event) of this Security Instrument, (3) renew or extend the term of the Ground Lease pursuant to Section 16(g) (Ground Lease Provisions – Option to Renew or Extend Ground Lease) of this Security Instrument, (4) appoint arbitrators and conduct arbitration proceedings pursuant to the Ground Lease, and (5) request and obtain estoppel certificates from Ground Lessor pursuant to the Ground Lease. Borrower gives and grants to Lender, as Borrower’s attorney-in-fact, full power and authority to do and perform every act and sign every document and instrument necessary and proper to be done in the exercise of the foregoing power as fully as Borrower might or could do, and Borrower hereby ratifies and confirms all acts that Lender, as Borrower’s attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney. This power of attorney, being coupled with an interest, shall be irrevocable as long as any of the Indebtedness remains unpaid

(l)          No Lender Obligation Under Ground Lease.

Lender shall have no liability or obligation under the Ground Lease by reason of its acceptance of this Security Instrument.

(m)          Schedule A.

Schedule A (Description of Ground Lease) is hereby attached to and made a part of this Security Instrument.

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/s/ JR
Borrower Initials

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SCHEDULE A

Lease Agreement dated December 1, 2009, between The Atlanta Development Authority, as lessor, and Ten Side Holdings, LLC, as lessee and predecessor –in–interest to BR Carroll Tenside, LLC.

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